Registration No. 333-192867

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

                    Ohio                                                                                              31-0411980
     (State or other jurisdiction                                                                             (I.R.S. Employer
      of incorporation or organization)                                                                Identification No.)

One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-1100
(Address, including zip code, and telephone
number, including area code, of registrant's principal executive offices)

The Procter & Gamble 2013 Non-Employee Directors' Stock Plan

Deborah P. Majoras, Secretary
The Procter & Gamble Company
One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-1100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒                                                                                                                                             Accelerated filer    ☐

Non-accelerated filer   ☐ (Do not check if a smaller reporting company)                                                         Smaller reporting company   ☐

EXPLANATORY NOTE

On December 16, 2013, The Procter & Gamble Company (the "Company") filed a Registration Statement on Form S-8 (File No. 333-192867)(the "Registration Statement") registering 635,000 shares of the Company's common stock (without par value) (the "Common Stock") for issuance under The Procter & Gamble 2013 Non-Employee Directors' Stock Plan (the "2013 Plan").  Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 (this "Amendment") to the Registration Statement deregisters 621, 246 shares of Common Stock, which were registered under the Registration Statement but remain unsold (the "Remaining Shares").  The Company is concurrently filing a separate Registration Statement on Form S-8 (the "New Registration Statement"), which registers shares of Common Stock, including but not limited to the Remaining Shares, for issuance under The Procter & Gamble 2014 Stock & Incentive Plan, which was approved by shareholders at the Company's annual meeting on October 14, 2014. No future awards will be made under the 2013 Plan. The $6,663.37 registration fee previously paid by the Company to register the remaining shares will be carried forward and applied to the registration fee due under the New Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on October 24, 2014.

THE PROCTER & GAMBLE COMPANY

By:  /s/ Deborah P. Majoras
            Deborah P. Majoras
Secretary and Chief Legal Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 24, 2014.

Signature	Title

*	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
A.G. Lafley

*	Chief Financial Officer (Principal Financial Officer)
Jon R. Moeller

*	Senior Vice President, Comptroller and Treasurer (Principal Accounting Officer)
Valarie L. Sheppard

*	Director
Angela F. Braly

*	Director
Kenneth I. Chenault

*	Director
Scott D. Cook

*	Director
Susan Desmond-Hellmann

*	Director
Terry J. Lundgren

*	Director
W. James McNerney, Jr.

*	Director
Margaret C. Whitman

*	Director
Mary Agnes Wilderotter

*	Director
Patricia A. Woertz

*	Director
Ernesto Zedillo

*By: /s/ Deborah P. Majoras
 Deborah P. Majoras as Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT NO.                                                      DESCRIPTION

24	Power of Attorney (Incorporated by reference to Exhibit 24 of Registration Statement on Form S-8 dated December 13, 2013 (SEC file number 333-192867)